As filed with the Securities and Exchange Commission on May 15, 2012

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Western Asset Mortgage Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	27-0298092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard Pasadena, California	91101
(Address of principal executive offices)	(Zip code)

Western Asset Mortgage Capital Corporation Equity Plan

(Full title of the plan)

Charles A. Ruys de Perez
Secretary
Western Asset Mortgage Capital Corporation
385 East Colorado Boulevard

Pasadena, California 91101
(626) 844-9400
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer	☐

Non-Accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share	257,176	$18.78	$4,829,765.28	$553.50

(1)               Represents the maximum number of shares of the Registrant’s Common Stock, par value $0.01 per share (the “Common Stock”), issuable under the Western Asset Mortgage Capital Corporation Equity Plan (the “Plan”) as of May 15, 2012.  Pursuant to the Plan, the maximum number of shares of Common Stock reserved for the grant of awards thereunder is equal to 3.0% of the issued and outstanding shares of Common Stock (on a fully diluted basis) at the time of the grant of the award (other than any shares of Common Stock issued or subject to awards made pursuant to the Plan or the Western Asset Mortgage Capital Corporation Manager Equity Plan), less any shares of Common Stock issued or subject to awards granted under the Western Asset Mortgage Capital Corporation Manager Equity Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an additional indeterminate amount of shares to be offered or sold pursuant to the Plan and shares that may become issuable under the Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)               Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and the low sales prices of the Common Stock on the New York Stock Exchange on May 14, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.*

Item 2.           Registrant Information and Employee Plan Annual Information.*

*                 The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The following documents previously filed by Western Asset Mortgage Capital Corporation (the “Company”) with the SEC are incorporated by reference in this registration statement:

(a) The Company’s prospectus, dated May 9, 2012, filed pursuant to Rule 424(b) under the Securities Act (the “Prospectus”); and

(b) The description of the Company’s Common Stock, contained in the Company’s Registration Statement on Form 8-A filed with the SEC on May 7, 2012 to register the Common Stock under the Exchange Act of 1934, as amended, (the “Exchange Act”) including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.           Description of Securities.

Not applicable.

Item 5.           Interests of Named Experts and Counsel.

Not applicable.

Item 6.           Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, as amended, or the DGCL, allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses, (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred by the indemnified person and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event such person is adjudged liable to the corporation unless a court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Article Sixth of the Company’s certificate of incorporation provides that the Company’s directors shall not be personally liable to the Company and the Company’s stockholders except for liability (i) for any breach of the director’s duty of loyalty to us or any stockholder (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, pursuant to Section 174 of the DGCL, or for any transaction from which the Director derived an improper personal benefit.

The Company’s bylaws and certificate of incorporation provide that the Company may indemnify any person who is or was a director, officer, employee or agent of the Company to the fullest extent permitted by Delaware law. The indemnification provisions contained in the Company’s bylaws and certificate of incorporation are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

In connection with the Company’s initial public offering, the Company entered into separate indemnification agreements with each of its directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by Delaware law and the Company’s amended and restated certificate of incorporation and amended and restated bylaws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.           Exemption from Registration Claimed.

Not applicable.

Item 8.           Exhibits.

Exhibit No.	Description
3.1*	Amended and Restated Certificate of Incorporation of Western Asset Mortgage Capital Corporation
3.2*	Amended and Restated Bylaws of Western Asset Mortgage Capital Corporation
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (including consent of such firm)
10.1**	Form of Western Asset Mortgage Capital Corporation Equity Plan
10.2	Form of Restricted Stock Award Agreement for independent directors
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (included on signature page)

*         Incorporated by reference to the like-numbered exhibit to Amendment No. 10 to the Company’s Registration Statement on Form S-11 (Registration No. 333-159962), filed with the SEC on May 8, 2012.

**          Incorporated by reference to Exhibit 10.5 to Amendment No. 9 to the Company’s Registration Statement on Form S-11 (Registration No. 333-159962), filed with the SEC on April 30, 2012.

Item 9.           Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

(A)       paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Registration Statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Pasadena, State of California, on May 15, 2012.

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

By:	/s/ GAVIN L. JAMES
	Name:	Gavin L. James
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Western Asset Mortgage Capital Corporation, a Delaware corporation, hereby constitutes and appoints Charles A. Ruys de Perez and Stephen Venable and each of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, in his name and on his behalf, to sign in any and all capacities this Registration Statement on Form S-8 and any and all amendments (including post- effective amendments) and exhibits to this Registration Statement on Form S-8 and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GAVIN L. JAMES	President, Chief Executive Officer and Director	May 15, 2012
Gavin L. James	(principal executive officer)

/s/ BRUCE D. ALBERTS	Interim Chief Financial Officer (principal financial	May 15, 2012
Bruce D. Alberts	officer and principal accounting officer)

/s/ EDWARD D. FOX	Director	May 15, 2012
Edward D. Fox

/s/ M. CHRISTIAN MITCHELL	Director	May 15, 2012
M. Christian Mitchell

/s/ RICHARD W. ROLL	Director	May 15, 2012
Richard W. Roll

EXHIBIT INDEX

Exhibit No.	Description
3.1*	Amended and Restated Certificate of Incorporation of Western Asset Mortgage Capital Corporation
3.2*	Amended and Restated Bylaws of Western Asset Mortgage Capital Corporation
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (including consent of such firm)
10.1**	Western Asset Mortgage Capital Corporation Equity Plan
10.2	Form of Restricted Stock Award Agreement for independent directors
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (included on signature page)

*         Incorporated by reference to the like-numbered exhibit to Amendment No. 10 to the Company’s Registration Statement on Form S-11 (Registration No. 333-159962), filed with the SEC on May 8, 2012.

**          Incorporated by reference to Exhibit 10.5 to Amendment No. 9 to the Company’s Registration Statement on Form S-11 (Registration No. 333-159962), filed with the SEC on April 30, 2012.